UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 07/30/2007

Cambridge Display Technology, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51079

Delaware	13-4085264
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

c/o Cambridge Display Technology Limited

2020 Cambourne Business Park

Cambourne

CB23 6DW

(Address of principal executive offices, including zip code)

011 44 1954 713600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 30, 2007, Cambridge Display Technology Limited entered into a Consultancy Agreement with Dr. S. B. Cha, its former Vice-President, Commercial. Under the terms of this agreement, which will terminate on November 30, 2007 unless extended by mutual consent, Dr. Cha will provide consultancy services in all aspects of strategic and operational commercial business development activities. The number of days consultancy provided is to be as agreed between the parties at a rate of $750 per day or such other rate as may be agreed from time to time between the parties. The Consultancy Agreement may be terminated by either party without notice. Whilst the Consultancy Agreement remains in force, any stock compensation which had been awarded to Dr. Cha and which would have been forfeited as the result of the termination of his employment with us on June 30, 2007 will continue to vest.”

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: July 30, 2007	By:	/s/ Michael Black
Michael Black
Chief Financial Officer